UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

              ____________________________________________________

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): August 1, 2005


                            PALOMAR ENTERPRISES, INC.
             (Exact name of registrant as specified in its charter)


                                     NEVADA
         (State or other jurisdiction of incorporation or organization)


                  0-32829                               88-0470235
          (Commission File Number)           (IRS Employer Identification No.)

      1802 N. CARSON ST., NO. 212-2705,
             CARSON CITY, NEVADA                          89701
        (principal executive offices)                  (Zip Code)


                                 (775) 887-0670
              (Registrant's telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 1.01      ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

     Effective August 1, 2005, Palomar Enterprises, Inc. (the "Registrant") entered into an agreement to sell 23,000,000 shares of the Series B Preferred stock of the Registrant to Laguana Partners, Ltd., a Bahamas corporation ("Laguana Partners") for a total consideration of 400,000 Euros, (approximately $486,000). Each share of the Registrant's Series B Preferred stock is convertible into 100 shares of the Registrant's common stock. On all matters submitted to a vote of the holders of the Registrant's common stock, including, without limitation, the election of directors, a holder of shares of the Series B Preferred stock is entitled to the number of votes on such matters equal to the number of shares of the Series B Preferred stock held by such holder multiplied by 100. As a consequence, upon the completion of the stock purchase transaction, Laguana Partners will have the power to vote 2,300,000,000 shares of the Registrant's common stock, which number exceeds the majority of the issued and outstanding common shares of the Registrant on the date of this Current Report.

     As a holder of 23,000,000 shares of the Registrant's common stock, but with the power to vote 2,300,000,000 shares of the Registrant's common stock, Laguana Partners will have the power to influence the management of the Registrant as to various business and corporate matters. Although Laguana Partners will have the power to vote 2,300,000,000 shares of the Registrant's common stock, each of Steve Bonenberger and Brent Fouch has the power to vote 4,500,000,000 shares of the Registrant's common stock. Each of Messrs. Bonenberger and Fouch holds 4,500,000 shares of the Registrant's Series A Preferred stock. Each share of the Registrant's Series A Preferred stock is convertible into 1,000 shares of the Registrant's common stock. On all matters submitted to a vote of the holders of the Registrant's common stock, including, without limitation, the election of directors, a holder of shares of the Series A Preferred stock is entitled to the number of votes on such matters equal to the number of shares of the Series A Preferred stock held by such holder multiplied by 1,000. As a consequence, Messrs. Bonenberger and Fouch together have the power to vote 9,000,000,000 shares of the Registrant's common stock, which number exceeds the majority of the issued and outstanding common shares of the Registrant on the date of this Current Report. Messrs. Bonenberger and Fouch are the only officers and directors of the Registrant.

     The consideration for the 23,000,000 shares of the Series B Preferred stock of the Registrant to be purchased by Laguana Partners will be delivered to the Registrant in three installments. The first installment of 120,000 Euros (approximately $145,800 ) was delivered to the Registrant on September 20, 2005. The second installment of 140,000 Euros (approximately $170,000) will be delivered to the Registrant within two or three days of the date of this Current Report. The third installment of 140,000 Euros (approximately $170,000) will be delivered to the Registrant within one week of the date of this Current Report. As of the date of this Current Report, all of the 23,000,000 shares of the Series B Preferred stock to be sold pursuant to the agreement have been issued and delivered to Laguana Partners.

     The agreement between the Registrant and Laguana Partners is attached as an exhibit to this Current Report. The amount of consideration for the Series B
Preferred shares of the Registrant pursuant to the agreement was determined following negotiations between the Registrant and Laguana Partners and is set forth in the agreement executed between the parties.

     The Registrant's board of directors determined that the terms of the transaction with Laguana Partners were reasonable. The Registrant's board did not seek a third party fairness opinion or any valuation or appraisal of the terms of the transaction. Thus, the Registrant's stockholders will not have the benefit of a third party opinion that the terms of the transaction with Laguana Partners were fair from a financial point of view.

ITEM 3.02      UNREGISTERED SALES OF EQUITY SECURITIES.

     See Item 2.01 of this Current Report.

     The sale of the Series B Preferred stock to Laguana Partners will be made wholly outside the United States and will not be registered under the Securities Act of 1933. No offer was or will be made to a United States person or for the account or benefit of a United States person. The Registrant relied on the exemption from registration contained in Regulation S under the Securities Act.

ITEM 9.01.     FINANCIAL STATEMENTS AND EXHIBITS.

     The following exhibit is filed herewith:

EXHIBIT NO.     IDENTIFICATION OF EXHIBIT
-----------     -------------------------

       16.1 Agreement between the Registrant and Laguana Partners, Ltd. dated August 1, 2005.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

     Date: October 7, 2005.             PALOMAR ENTERPRISES, INC.


                                        By /s/ Steve Bonenberger
                                          --------------------------------------
                                          Steve Bonenberger, President